Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219037) of Exelon Corporation of our report dated June 29, 2018, relating to the financial statements of the Exelon Employee Savings Plan for Represented Employees at Clinton, which appears on this Form 11-K.

/s/ WASHINGTON, PITTMAN & McKEEVER, LLC
Chicago, Illinois
June 25, 2019